ARTICLES SUPPLEMENTARY

ADVANTAGE FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the one billion, three hundred and twenty-five million (1,325,000,000) authorized but unissued shares of Class T Common Stock of the Corporation, $.001 par value per share, representing all of the Corporation's authorized shares of Class T Common Stock, as follows:  one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus International Value Fund, one hundred and twenty-five million (125,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Midcap Value Fund, one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Technology Growth Fund, one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Strategic Value Fund, one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Structured Midcap Fund, one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Global Alpha Fund, one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Global Absolute Return Fund, and six hundred million (600,000,000) of such shares shall be classified as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies the two billion, four hundred million (2,400,000,000) authorized but unissued shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class I Common Stock of Dreyfus Future Leaders Fund, Dreyfus Premier Growth Fund, Dreyfus Premier Small Company Growth Fund, Dreyfus Select Midcap Growth Fund, Dreyfus Premier Select Growth Fund, and Dreyfus Premier Structured Large Cap Value Fund, $.001 par value per share, as undesignated shares of Common Stock of the Corporation.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies three hundred million (300,000,000) authorized but unissued shares of undesignated Common Stock, $.001 par value per share, that the Corporation has authority to issue, as Common Stock of Dreyfus Global Real Return Fund, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Global Real Return Fund, one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock of Dreyfus Global Real Return Fund and one hundred million (100,000,000) of such shares shall be classified as Class I Common Stock of Dreyfus Global Real Return Fund.  Dreyfus Global Real Return Fund, together with the other investment portfolios of the Corporation, are referred to herein as the "Funds."

FOURTH:  The shares of Class A Common Stock, Class C Common Stock and Class I Common Stock of Dreyfus Global Real Return Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

(1)           As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class C and Class I  Common Stock of Dreyfus Global Real Return Fund shall be determined separately from each other and from the other Funds and, accordingly, a Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds.  Except for these differences, and certain other differences hereinafter set forth, each class of a Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)           The assets attributable to the Class A, Class C and Class I Common Stock of Dreyfus Global Real Return Fund shall be invested in the same investment portfolio of such Fund, together with the assets attributable to any other class of shares of such Fund hereinafter established.

(3)           The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes,) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the Financial Industry Regulatory Authority (the "FINRA").

(4)           At such times (which may vary between and among the holders of particular classes) as may be determined by the Board or, with the authorization of the Board, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board (or with the authorization of the Board, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5)           The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board may deem appropriate.  The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board in a manner that is consistent with applicable law.

(6)           Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

FIFTH:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND and THIRD hereof, the Corporation has heretofore authorized the issuance of seven billion three hundred million (7,300,000,000) shares of stock, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of seven million three hundred thousand dollars ($7,300,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized

Dreyfus Emerging Leaders Fund	100,000,000

Dreyfus International Value Fund/Class A shares	100,000,000

Dreyfus International Value Fund/Class B shares	100,000,000

Dreyfus International Value Fund/Class C shares	100,000,000

Dreyfus International Value Fund/Class I shares	100,000,000

Dreyfus International Value Fund/Class T shares	100,000,000

Dreyfus Opportunistic Small Cap Fund	100,000,000

Dreyfus Midcap Value Fund/Class A shares	225,000,000

Dreyfus Midcap Value Fund/Class C shares	125,000,000

Dreyfus Midcap Value Fund/Class I shares	125,000,000

Dreyfus Midcap Value Fund/Class T shares	125,000,000

Dreyfus Technology Growth Fund/Class A shares	100,000,000

Dreyfus Technology Growth Fund/Class B shares	100,000,000

Dreyfus Technology Growth Fund/Class C shares	100,000,000

Dreyfus Technology Growth Fund/Class I shares	100,000,000

Dreyfus Technology Growth Fund/Class T shares	100,000,000

Dreyfus Future Leaders Fund/Class A shares	100,000,000

Dreyfus Future Leaders Fund/Class B shares	100,000,000

Dreyfus Future Leaders Fund/Class C shares	100,000,000

Dreyfus Future Leaders Fund/Class I shares	100,000,000

Dreyfus Future Leaders Fund/Class T shares	100,000,000

Dreyfus Strategic Value Fund/Class A shares	200,000,000

Dreyfus Strategic Value Fund/Class B shares	100,000,000

Dreyfus Strategic Value Fund/Class C shares	100,000,000

Dreyfus Strategic Value Fund/Class I shares	100,000,000

Dreyfus Strategic Value Fund/Class T shares	100,000,000

Dreyfus Premier Growth Fund/Class A shares	100,000,000

Dreyfus Premier Growth Fund/Class B shares	100,000,000

Dreyfus Premier Growth Fund/Class C shares	100,000,000

Dreyfus Premier Growth Fund/Class I shares	100,000,000

Dreyfus Premier Growth Fund/Class T shares	100,000,000

Dreyfus Structured Midcap Fund/Class A shares	100,000,000

Dreyfus Structured Midcap Fund/Class B shares	100,000,000

Dreyfus Structured Midcap Fund/Class C shares	100,000,000

Dreyfus Structured Midcap Fund/Class I shares	100,000,000

Dreyfus Structured Midcap Fund/Class T shares	100,000,000

Dreyfus Premier Small Company Growth Fund/Class A shares	100,000,000

Dreyfus Premier Small Company Growth Fund/Class B shares	100,000,000

Dreyfus Premier Small Company Growth Fund/Class C shares	100,000,000

Dreyfus Premier Small Company Growth Fund/Class I shares	100,000,000

Dreyfus Premier Small Company Growth Fund/Class T shares	100,000,000

Dreyfus Select Midcap Growth Fund/Class A shares	100,000,000

Dreyfus Select Midcap Growth Fund/Class B shares	100,000,000

Dreyfus Select Midcap Growth Fund/Class C shares	100,000,000

Dreyfus Select Midcap Growth Fund/Class I shares	100,000,000

Dreyfus Select Midcap Growth Fund/Class T shares	100,000,000

Dreyfus Premier Select Growth Fund/Class A shares	100,000,000

Dreyfus Premier Select Growth Fund/Class B shares	100,000,000

Dreyfus Premier Select Growth Fund/Class C shares	100,000,000

Dreyfus Premier Select Growth Fund/Class I shares	100,000,000

Dreyfus Premier Select Growth Fund/Class T shares	100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class A shares	100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class B shares	100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class C shares	100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class I shares	100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class T shares	100,000,000

Dreyfus Total Return Advantage Fund/Class A shares	100,000,000

Dreyfus Total Return Advantage Fund/Class C shares	100,000,000

Dreyfus Total Return Advantage Fund/Class I shares	100,000,000

Global Alpha Fund/Class A shares	100,000,000

Global Alpha Fund/Class C shares	100,000,000

Global Alpha Fund/Class I shares	100,000,000

Global Alpha Fund/Class T shares	100,000,000

Dreyfus Global Absolute Return Fund/Class A shares	100,000,000

Dreyfus Global Absolute Return Fund/Class C shares	100,000,000

Dreyfus Global Absolute Return Fund/Class I shares	100,000,000

Dreyfus Global Absolute Return Fund/Class T shares	100,000,000

Undesignated Common Stock	300,000,000
Total	7,300,000,000

SIXTH:  As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains seven billion three hundred million (7,300,000,000) shares, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of seven million three hundred thousand dollars ($7,300,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized

Dreyfus Emerging Leaders Fund	100,000,000

Dreyfus International Value Fund/Class A shares	200,000,000

Dreyfus International Value Fund/Class B shares	100,000,000

Dreyfus International Value Fund/Class C shares	100,000,000

Dreyfus International Value Fund/Class I shares	100,000,000

Dreyfus Opportunistic Small Cap Fund	100,000,000

Dreyfus Midcap Value Fund/Class A shares	350,000,000

Dreyfus Midcap Value Fund/Class C shares	125,000,000

Dreyfus Midcap Value Fund/Class I shares	125,000,000

Dreyfus Technology Growth Fund/Class A shares	200,000,000

Dreyfus Technology Growth Fund/Class B shares	100,000,000

Dreyfus Technology Growth Fund/Class C shares	100,000,000

Dreyfus Technology Growth Fund/Class I shares	100,000,000

Dreyfus Strategic Value Fund/Class A shares	300,000,000

Dreyfus Strategic Value Fund/Class B shares	100,000,000

Dreyfus Strategic Value Fund/Class C shares	100,000,000

Dreyfus Strategic Value Fund/Class I shares	100,000,000

Dreyfus Structured Midcap Fund/Class A shares	200,000,000

Dreyfus Structured Midcap Fund/Class B shares	100,000,000

Dreyfus Structured Midcap Fund/Class C shares	100,000,000

Dreyfus Structured Midcap Fund/Class I shares	100,000,000

Dreyfus Total Return Advantage Fund/Class A shares	100,000,000

Dreyfus Total Return Advantage Fund/Class C shares	100,000,000

Dreyfus Total Return Advantage Fund/Class I shares	100,000,000

Global Alpha Fund/Class A shares	200,000,000

Global Alpha Fund/Class C shares	100,000,000

Global Alpha Fund/Class I shares	100,000,000

Dreyfus Global Absolute Return Fund/Class A shares	200,000,000

Dreyfus Global Absolute Return Fund/Class C shares	100,000,000

Dreyfus Global Absolute Return Fund/Class I shares	100,000,000

Dreyfus Global Real Return Fund/Class A shares	100,000,000

Dreyfus Global Real Return Fund/Class C shares	100,000,000

Dreyfus Global Real Return Fund/Class I shares	100,000,000

Undesignated Common Stock	3,000,000,000
Total	7,300,000,000

SEVENTH:  The Corporation is registered as an open-end investment company under the 1940 Act.

EIGHTH:  The Board classified and reclassified the shares of Common Stock of the Corporation as aforesaid pursuant to authority provided in the Corporation's Charter.

NINTH:  These Articles Supplementary do not increase the aggregate number of shares of Common Stock of the Corporation or the aggregate par value thereof.

TENTH:  These Articles Supplementary were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(a)(12) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, Advantage Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

ADVANTAGE FUNDS, INC.

By:
Jeff Prusnofsky,
Vice President

WITNESS:

Robert R. Mullery,
Assistant Secretary